                                  EXHBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-2 of our report dated March 15, 1996, on our audits of the consolidated financial statements of RailAmerica, Inc. and Subsidiaries as of December 31, 1995 and 1994 and for the years then ended, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts."



   /s/ Coopers & Lybrand
-------------------------------
COOPERS & LYBRAND

West Palm Beach, Florida
February 26, 1997












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